Exhibit 10.1

FTD, INC.

FIRST AMENDMENT

TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of November 15, 2004 and entered into by and among FTD, Inc., a Delaware corporation (“Company”), the Guarantors (as defined in Section 6 hereof), the financial institutions listed on the signature pages hereof (“Lenders”) and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent for Lenders (“Administrative Agent”), and is made with reference to that certain Credit Agreement, dated as of February 24, 2004 (the “Credit Agreement”), by and among Company, Lenders, UBS Securities LLC, as syndication agent, Wells Fargo Bank, N.A., as documentation agent and Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement to (i) reduce the interest rate margins applicable to the Term Loans, (ii) provide for a premium to be paid to Lenders if the interest rate margins applicable to the Term Loans are further reduced under certain circumstances and (iii) make certain other amendments as set forth below:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

1.1          Amendments to Section 1:  Definitions

A.            Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions:

“‘First Amendment’ means that certain First Amendment to Credit Agreement, dated as of November 15, 2004, by and among Company, the Lenders signatory thereto and Administrative Agent.”

“‘First Amendment Effective Date’ means November 15, 2004.”

“‘Repricing Prepayment’ has the meaning set forth in subsection 2.2I.”

1.2          Amendments to Section 2: Amounts and Terms of Commitments and Loans

A.            Subsection 2.2A(i) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“(i)          Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Term Loans shall bear interest through maturity as follows:

(a)           if a Base Rate Loan, then at the sum of the Base Rate plus 1.25% per annum; or

(b)           if a Eurodollar Rate Loan, then at the sum of the Eurodollar Rate plus 2.25% per annum

; provided that for the period from the first Business Day after delivery of the Pricing Certificate for the Fiscal Year ended June 30, 2004, to the First Amendment Effective Date, the applicable margin for Term Loans shall be the applicable margin as in effect immediately prior to the First Amendment Effective Date and, commencing on the First Amendment Effective Date, the applicable margin for Term Loans shall be determined as provided for above.”

B.            Subsection 2.2A(iii) of the Credit Agreement is hereby amended by (i) deleting the phrase “and Term Loans” contained therein and (ii) deleting the phrase “(subject to the provisions of the foregoing clauses (i) and (ii))” and replacing such phrase with the phrase “(subject to the provisions of the foregoing clause (ii)).”

C.            Subsection 2.2 of the Credit Agreement is hereby amended by adding the following subsection 2.2I at the end thereof:

“I.            Term Loan Repricing Protection.  In the event that, prior to the first anniversary of the First Amendment Effective Date, any Lender with Term Loan Exposure receives a Repricing Prepayment (as defined below), then, at the time thereof, Company shall pay to such Lender a prepayment premium equal to 1.00% of the amount of such Repricing Prepayment.  As used herein, with respect to any Lender with Term Loan Exposure, a “Repricing Prepayment” is the amount of principal of the Term Loans of such Lender that is either (a) prepaid by Company pursuant to subsection 2.4B substantially concurrently with the incurrence by Holdings or any of its Subsidiaries of new term loans under this Agreement (or pursuant to any amendment, amendment and restatement or other modification of this Agreement) that have interest rate margins lower than the interest rate margins, as determined in accordance with subsection 2.2A(i), then in effect for the Term Loans so prepaid or (b) received by such Lender as a result of the mandatory assignment of such Term Loans in the circumstances described in subsection 2.9 following the failure of such Lender to consent to an amendment of this Agreement (other than the First Amendment) that would have the effect of reducing any of the interest rate margins provided for in subsection 2.2A(i) applicable to such Term Loans; provided however that such Repricing Prepayment shall not include any prepayment made in connection with (i) the repayment of all of the principal and interest due on Loans under the Credit Agreement, (ii) the termination of all of the Revolving Loan Commitments under the Credit Agreement and (iii) the payment of all other obligations due and owing under the Loan Documents.”

Section 2.              SUBSTITUTION OF SCHEDULE

A.            Schedule to Credit Agreement.  Schedule 5.6 attached to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 5.6 attached hereto.

Section 3.              CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A.            On or before the First Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the First Amendment Effective Date:

1.           Signature and incumbency certificates of its officers executing this Amendment ; and

2.           Copies of this Amendment executed by Company and Guarantors.

B.            On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

C.            Company shall have paid to Administrative Agent the fees and expenses separately agreed to by Company and Administrative Agent in connection with this Amendment.

D.            Each Lender with outstanding Term Loans and Administrative Agent shall have executed and delivered copies of this Amendment to Administrative Agent.

Section 4.              COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

A.            Corporate Power and Authority.  Company and each Guarantor has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment and the Credit Agreement as amended by this Amendment (the “Amended Agreement”), as applicable.

B.            Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and each Guarantor, as applicable.

C.            No Conflict.  The execution, delivery and performance by Company and each Guarantor of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any Guarantor, the Organizational Documents of Company or any Guarantor or any order, judgment or decree of any court or other agency of government binding on Company or any Guarantor, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any Guarantor, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any Guarantor (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any Guarantor.

D.            Governmental Consents.  The execution, delivery and performance by Company and each Guarantor of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

E.             Binding Obligation.  This Amendment has been duly executed and delivered by Company and each Guarantor and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company and each Guarantor, as applicable, enforceable against Company and each Guarantor, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.             Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.            Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 5.  MISCELLANEOUS

A.            Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii)           Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.            Fees and Expenses.  Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C.            Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.            Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (including a facsimile thereof) shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 6.   ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

Each guarantor (or pledgor) listed on the signatures pages hereof (each, a “Guarantor”) hereby acknowledges and agrees that any of the Guaranties and Collateral Document (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this

Amendment.  Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

FTD, INC.

By:	/S/ JON R. BURNEY
Name: Jon R. Burney
Title: Vice President

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, individually and as Administrative Agent

By:	/S/ ROBERT HETU
Name: Robert Hetu
Title: Director

By:	/S/ IAN W. NALITT
Name: Ian W. Nalitt
Title: Associate

[Lenders signature pages omitted.]

GUARANTORS:
MERCURY MAN HOLDINGS CORPORATION, as a Guarantor (for purposes of Section 6 hereof only)

	By:	/S/ TIM FLYNN
Name: Tim Flynn
Title: Vice President

FLORISTS’ TRANSWORLD DELIVERY, INC.,
as a Guarantor (for purposes of Section 6 hereof only)

	By:	/S/ JON R. BURNEY
Name: Jon R. Burney
Title: Vice President

VALUE NETWORK SERVICE, INC., as a
Guarantor (for purposes of Section 6 hereof only)

	By:	/S/ JON R. BURNEY
Name: Jon R. Burney
Title: Secretary

FTD INTERNATIONAL CORPORATION,
as a Guarantor (for purposes of Section 6 hereof only)

	By:	/S/ JON R. BURNEY
Name: Jon R. Burney
Title: Secretary

FTD HOLDINGS, INCORPORATED, as a Guarantor (for purposes of Section 6 hereof only)

By:	/S/ JON R. BURNEY
Name: Jon R. Burney
Title: Secretary

FTD.COM, INC., as a Guarantor (for purposes of Section 6 hereof only)

By:	/S/ JON R. BURNEY
Name: Jon R. Burney
Title: Vice President

FLOWERS USA, INC., as a Guarantor (for purposes of Section 6 hereof only)

By:	/S/ JON R. BURNEY
Name: Jon R. Burney
Title: Secretary

RENAISSANCE GREETING CARDS, INC., as a Guarantor (for purposes of Section 6 hereof only)

By:	/S/ JON R. BURNEY
Name: Jon R. Burney
Title: Secretary

SCHEDULE 5.6

LITIGATION

1.                                          In re FTD.COM Inc., Shareholder Litigation, Delaware Court of Chancery, New Castle County, Consolidated C.A. No. 19458-NC, consolidated on August 4, 2003. FTD, Inc. (“FTD”), on behalf of all defendants, reached an agreement to settle these consolidated shareholder actions that was approved by the Court on November 13, 2003.  Although the full amount of the specified settlement payment has been reserved on FTD’s balance sheet, the portion of the settlement payable to FTD’s former shareholders has not yet been made.

2.                                          Teleflora, LLC v. Florists’ Transworld Delivery, Inc. (“FTDI”), United States District Court for the Northern District of California, 5:03-cv-05858-JW, filed on December 30, 2003.  The complaint alleges, among other things, misappropriation of trade secrets, copyright infringement, unfair competition, intentional interference with contracts and various counts of fraud, through among other things, unauthorized access to Teleflora software by FTDI.  Among other things, Teleflora claims that FTDI “hacked” into certain of Teleflora’s flower shop management software and systems licensed by individual florists and improperly modified Teleflora software to permit florists to use the FTDI network to process orders or credit card transactions.  Teleflora also claims that some florists who have licensed a Teleflora shop management system were improperly induced by FTDI sales representatives to cancel their agreements with Teleflora and to install an FTDI system.  Teleflora is seeking compensatory damages in excess of $5.0 million as well as punitive damages and injunctive relief.  FTDI has responded to the allegations made by Teleflora and is vigorously defending against these claims.

3.                                          The NCR claims for infringement of several internet patents have been settled and a mutual release has been executed regarding any and all claims they have asserted or could have asserted against FTD.COM or any of its affiliates up to the date of the settlement which was June 18, 2004.

4.                                          The New York Attorney General’s Office (“NYAG”) delivered a notice dated April 4, 2003 indicating that it is currently investigating a computer software malfunction related to the security of personal customer information used to purchase products on the website maintained by FTD.COM Inc.  In June 2003, FTD.COM Inc. provided a written response to the issues raised in the NYAG letter.  There have been no further communications between FTD.COM Inc. and the NYAG.